UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2012

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

9 West 57th Street, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 515-3450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, the Board of Directors of Apollo Investment Corporation (the "Company") removed Patrick J. Dalton, the Company’s President and Chief Operating Officer, and Richard L. Peteka, the Company's Chief Financial Officer and Treasurer, from their executive officer positions.  The Board of Directors appointed James C. Zelter as the Company's interim President.  Mr. Zelter will remain the Company’s Chief Executive Officer.  The Board of Directors also appointed Gene Donnelly, the Chief Financial Officer of Apollo Global Management LLC, as interim Chief Financial Officer and interim Treasurer (including functioning as principal financial officer) of the Company, who will serve in this capacity until such time as the Board of Directors appoints a permanent replacement.

On February 7, 2012, the Board of Directors appointed Mr. Edward J. Goldthorpe as the President of the Company and Ms. Eileen Patrick as the Executive Vice President of Corporate Strategy of the Company.  Ms. Patrick's appointment is effective immediately.  Mr. Goldthorpe's appointment is effective as of the time he joins the Company upon completion of garden leave from his current employment.

ABOUT GENE DONNELLY:

Mr. Donnelly, age 54, joined Apollo in 2010 following a 30-year career with PricewaterhouseCoopers (PwC), most recently as PwC’s lead client relationship partner for several leading private equity firms. Prior to that role, Mr. Donnelly served as the Global Managing Partner for PwC’s advisory and tax practices from 2006-2008.  During 2000-2005, and at a critical time for PwC, Mr. Donnelly served as Vice Chairman and Chief Financial Officer for PwC’s U.S. firm.  Previously, Mr. Donnelly served in PwC’s global transaction services practice from 1996-2000, and he was the leader of that practice from 1997-2000.  Before joining PwC’s transaction services practice, Mr. Donnelly was with PwC’s audit practice from 1979-1995, and he was appointed as a partner in 1989.  Mr. Donnelly graduated summa cum laude with a BS in Accounting from St. Francis College.

ABOUT EDWARD J. GOLDTHORPE:

Mr. Goldthorpe, age 35, has been employed by Goldman Sachs for the past 13 years.  He served most recently as a Managing Director with the Bank Loan Distressed Investing Desk (2009-2012), and prior to that Mr. Goldthorpe was a Managing Director with the Special Situations Group within the firm’s Securities Division (2005-2009).  Prior to that, Mr. Goldthorpe was a Vice President in the High Yield Distressed Group (2001-2005), an analyst in the Merchant Banking Division (2000-2001), and an analyst in the Investment Banking Division (1999-2000).  Mr. Goldthorpe received a B.A. in Commerce from Queen’s University in Kingston, Ontario.

ABOUT EILEEN PATRICK:

Ms. Patrick, age 44, joined Apollo in 2010 working in its Capital Markets Division. She also serves as a Vice President and member of the Investment Committee for the manager of Apollo Residential Mortgage Inc. (NYSE: AMTG). Prior to joining Apollo, Ms. Patrick was a Managing Director at JP Morgan in the Financial Institutions Group. Prior to that she was a Senior Managing Director in the Financial Institutions Group at Bear Stearns. At Bear Stearns she oversaw the Specialty Finance Investment Banking effort. Prior to joining Bear Stearns, she was a Vice President at Salomon Smith Barney Citigroup in the Financial Institutions Investment Banking Group. Prior to attending Columbia Business School where she received her M.B.A. in Finance, Ms. Patrick worked at Deloitte & Touche as Senior Accountant in the financial services audit practice. She is a C.P.A.  Ms. Patrick graduated summa cum laude from The Pennsylvania State University Scholars Program with a B.S. in Accounting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: February 8, 2012	By:	/s/ Joseph D. Glatt
		Name:	Joseph D. Glatt
		Title:	Secretary